Exhibit 99.1

Contact:
Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports Strong Second Quarter 2021 Results; Reintroduces Fiscal 2021 Earnings Guidance
DELAWARE, Ohio (June 9, 2021) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced second quarter 2021 results.
Second Quarter Financial Highlights include (all results compared to the second quarter of 2020 unless otherwise noted)(1):
•Net income of $149.8 million or $2.51 per diluted Class A share increased compared to net income of $11.4 million or $0.19 per diluted Class A share. Net income, excluding the impact of adjustments(2), of $67.3 million or $1.13 per diluted Class A share increased compared to net income, excluding the impact of adjustments, of $56.5 million or $0.95 per diluted Class A share. Adjusted EBITDA(3) decreased by $4.7 million to $176.6 million.
•Net cash provided by operating activities increased by $52.5 million to a source of $152.3 million. Adjusted free cash flow(4) increased by $47.7 million to a source of $126.7 million.
•Total debt decreased by $368.9 million to $2,313.4 million. Net debt(5) decreased by $406.9 million to $2,203.0 million and decreased by $235.0 million sequentially from the first quarter of 2021. The Company’s leverage ratio(6) decreased to 3.2x compared to 3.6x.
Strategic Actions and Announcements
•Completed the sale of approximately 69,200 acres of timberlands in southwest Alabama to Weyerhaeuser Company (NYSE: WY) for approximately $149.0 million in cash.
•Achieved record Intermediate Bulk Container (IBC) volume, reflecting strong market demand.
•Reintroduced annual guidance given better visibility into the remainder of the fiscal year and continued confidence in the improving fundamentals of our business.
•Published Greif's 12th consecutive sustainability report highlighting the Company's commitments to environmental, social and governance (ESG) principles and key metrics. Also announced a new science-aligned goal to reduce the Company's Scope 1 and 2 greenhouse gas emissions by 28% by 2030, versus a 2019 baseline.
“Greif delivered a strong second quarter, with solid results across the company and meaningful progress against our strategy” said Pete Watson, Greif’s President and Chief Executive Officer. “In addition to strong underlying business performance that drove improved earnings and free cash flow, we enhanced colleague engagement and customer service levels, advanced our commitment to sustainability and achieved a notable reduction in our leverage. With improved visibility into customer demand patterns, we are reintroducing annual guidance for fiscal 2021 and are well positioned to benefit from a growing global economy.”

(1)    As previously reported, during the first quarter of 2021, the former Rigid Industrial Packaging & Services and Flexible Products & Services segments were combined into a single reportable segment now known as the Global Industrial Packaging segment. On February 24, 2021 the Company filed a Current Report on Form 8-K with the SEC to furnish certain historical GAAP and non-GAAP financial information in a revised presentation aligned with the Company's new reportable segment structure.

(2)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, non-cash pension settlement charges (income), incremental COVID-19 costs, net, loss (gain) on disposal of properties, plants, equipment and businesses, net and timberland gains, net.
(3)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges (income), plus incremental COVID-19 costs, net, plus loss (gain) on disposal of properties, plants, equipment and businesses, net, plus timberland gains, net.
(4)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for acquisition and integration related Enterprise Resource Planning (ERP) systems.
(5)    Net debt is defined as total debt less cash and cash equivalents.
(6)    Leverage ratio is defined as trailing twelve month EBITDA divided by net debt, each as calculated under the terms of the Company's Amended and Restated Credit Agreement dated as of February 11, 2019, filed as Exhibit 10.29 to the Company's Annual Report on Form 10-K for its fiscal year ended October 31, 2020 (the "2019 Credit Agreement").

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Customer Service, Sustainability and Colleague Engagement
The Company's consolidated CSI(7) score was 93.4 during the fiscal second quarter and 92.8 on a trailing four quarter basis. Our long term objective is for each business segment to achieve a CSI score of 95.0 or greater.

CSI for the Global Industrial Packaging segment was 94.8, which was 2.5% higher than the prior year quarter. CSI for the Paper Packaging & Services segment was 91.5, which was roughly flat to the prior year quarter.
During the quarter, the Company completed its 12th annual sustainability report. The report is prepared in full accordance with the GRI Standards: Core option and the Sustainability Accounting Standards Board (SASB) Application Guidance and fulfills the United Nations Global Compact annual Communication on Progress. This is also our first report that begins aligning our climate-related disclosures with recommendations from the Task Force on Climate-related Financial Disclosures (TCFD). The sustainability report is available for review at https://sustainability.greif.com. Report highlights include:
•Discussion of the drivers to Greif's sustainability strategy: delivering superior customer service; reducing our footprint; addressing risk; valuing our people; advancing the circular economy; financial performance; and profitable growth
•An overview of Greif's value chain, key findings from the Company's second materiality assessment and actions being taken in response to the assessment
•In depth review of Greif's current sustainability goals, performance and highlight stories
Finally, the Company believes that a team of highly engaged colleagues is critical to providing industry leading customer service that helps generate enhanced financial results. In order to improve and track the Company’s engagement levels, an annual survey is administered to colleagues by Gallup. Based on feedback received in Greif’s most recent survey just completed, the Company’s engagement rating was in the 90th percentile of all Gallup manufacturing clients.
Segment Results (all results compared to the second quarter of 2020 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(8) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the second quarter of 2021 as compared to the prior year quarter for the business segments with manufacturing operations.

Net Sales Impact - Primary Products	Global Industrial Packaging	Paper Packaging & Services
	%	%
Currency Translation	4.5%	0.2%
Volume	3.3%	14.0%
Selling Prices and Product Mix	13.1%	7.2%
Total Impact of Primary Products	20.9%	21.4%

Global Industrial Packaging
Net sales increased by $128.0 million to $798.0 million. Net sales excluding foreign currency translation increased by $97.4 million primarily due to higher volumes and higher average sale prices.

Gross profit increased by $26.9 million to $170.1 million. The increase in gross profit was primarily due to the same factors that impacted net sales.

Operating profit increased by $1.3 million to $76.4 million. Adjusted EBITDA increased by $7.1 million to $106.2 million primarily due to the same factors that impacted gross profit, partially offset by higher SG&A expense that was mainly attributable to higher incentive accruals.

Paper Packaging & Services
Net sales increased by $55.4 million to $537.0 million. Net sales excluding foreign currency translation increased by $54.6 million primarily due to higher published containerboard and boxboard prices and higher volumes. Net sales for the second quarter 2020 included $35.4 million of net sales attributable to the divested Consumer Packaging Group business, which was sold on April 1, 2020.

Gross profit decreased by $1.0 million to $93.9 million. The decrease in gross profit was primarily due to to higher old corrugated container and other raw material input costs and higher transportation expenses, mostly offset by higher net sales.

Operating profit increased by $32.8 million to $27.3 million due to the prior year quarter loss of $38.6 million on divestment of the Consumer Packaging Business, which was primarily related to the allocation of goodwill to the transaction. Adjusted EBITDA decreased by $10.8 million to $68.3 million primarily due to the same factors that impacted gross profit combined with the impact of higher SG&A costs as a result of higher corporate allocations resulting from higher incentive accruals at the corporate level.

Land Management
Net sales decreased by $1.1 million to $5.6 million.
Operating profit increased by $94.5 million to $96.9 million primarily due to the $95.7 million gain on sale of 69,200 acres of timberlands in the quarter. Adjusted EBITDA decreased by $1.0 million. Given the completion of the timberland sale, the Company owns approximately 175,000 acres of timber properties in the southeastern United States as of April 30, 2021.
Tax Summary
During the second quarter, the Company recorded an income tax rate of 10.1 percent. The Company’s tax rate excluding the impact of adjustments was 20.0 percent. Both tax rates reflect second quarter benefits of $4.0 million from return to provision adjustments and reserve releases due to audit settlements and statute of limitations expirations. In addition, the application of FIN 18 frequently causes fluctuations in our quarterly effective tax rates. For fiscal 2021, the Company expects its tax rate to range between 17.0 and 21.0 percent and its tax rate excluding adjustments to range between 22.0 and 26.0 percent.

Dividend Summary
On June 8, 2021, the Board of Directors declared quarterly cash dividends of $0.44 per share of Class A Common Stock and $0.66 per share of Class B Common Stock. Dividends are payable on July 1, 2021, to stockholders of record at the close of business on June 21, 2021.
Company Outlook

(in millions, except per share amounts)	Fiscal 2021 Outlook Reported at Q2
Class A earnings per share before adjustments	$4.55 - $4.85
Adjusted free cash flow	$285 - $325

Note: Fiscal 2021 Class A earnings per share guidance on a GAAP basis is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; non-cash incremental COVID-19 costs, net; non-cash pension settlement (income) charges; or acquisition and integration costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal 2021 Class A earnings per share before adjustments guidance, a non-GAAP financial measure which excludes restructuring charges, acquisition and integration costs, non-cash asset impairment charges, non-cash pension settlement (income) charges, incremental COVID-19 costs, net, loss (gain) on the disposal of properties, plants, equipment and businesses, net and timberland gains, net, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2021 adjusted free cash flow guidance to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

(7)    Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.

(8)    Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; 1&2 loop and 4 loop flexible intermediate bulk containers; linerboard, containerboard, corrugated sheets and corrugated containers, and boxboard and tube and core products.

Conference Call
The Company will host a conference call to discuss the second quarter of 2021 results on June 10, 2021, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: http://www.directeventreg.com/registration/event/8874456. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on June 10, 2021. A digital replay of the conference call will be available two hours following the call on the company's web site at http://investor.greif.com. To access the recording, guests can call (800) 585-8367 or (416) 621-4642 and use the conference ID 8874456.

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: in industrial packaging, be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 40 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iii) the COVID-19 pandemic could continue to impact any combination of our business, financial condition, results of operations and cash flows, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands and customer preferences, (viii) raw material, energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) the frequency and volume of our timber and timberland sales will impact our financial performance, (x) we may not successfully implement our business strategies, including achieving our growth objectives, (xi) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (xii) the acquisition of Caraustar Industries, Inc. and its subsidiaries subjects us to various risks and uncertainties, (xiii) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xiv) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xv) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xvi) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xvii) our business may be adversely impacted by work stoppages and other labor relations matters, (xviii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xix) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xx) a security breach of customer, employee, supplier or company information may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xxi) changes in U.S. generally accepted accounting principles (GAAP) and SEC rules and regulations concerning the maintenance of effective internal controls could materially impact our reported financial results, (xxii) we could be subject to changes in our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xxiii) full realization of our deferred tax assets may be affected by a number of factors, (xxiv) our level of indebtedness could adversely affect our liquidity, limit our flexibility in responding to business opportunities, and increase our vulnerability to adverse changes in economic and industry conditions, (xxv) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xxvi) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxvii) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxviii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxix) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxx) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions, except per share amounts)	2021	2020	2021	2020
Net sales	$1,340.6	$1,158.3	$2,487.1	$2,270.7
Cost of products sold	1,074.7	917.6	2,009.0	1,807.4
Gross profit	265.9	240.7	478.1	463.3
Selling, general and administrative expenses	146.8	121.1	281.1	256.5
Restructuring charges	12.0	4.4	15.1	7.7
Acquisition and integration related costs	1.8	4.8	3.8	9.9
Non-cash asset impairment charges	0.2	1.3	1.5	1.4
Loss (gain) on disposal of properties, plants and equipment, net	0.1	(1.3)	1.7	(1.8)
Loss on disposal of businesses, net	0.1	38.4	—	38.4
Timberland gains, net	(95.7)	—	(95.7)	—
Operating profit	200.6	72.0	270.6	151.2
Interest expense, net	26.7	29.3	51.9	60.0
Non-cash pension settlement charges (income)	0.1	—	8.6	(0.1)
Other expense, net	2.8	1.1	2.8	2.4
Income before income tax expense and equity earnings of unconsolidated affiliates, net	171.0	41.6	207.3	88.9
Income tax expense	17.3	26.5	23.4	37.9
Equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.7)	(1.0)	(0.9)
Net income	154.0	15.8	184.9	51.9
Net income attributable to noncontrolling interests	(4.2)	(4.4)	(11.7)	(8.2)
Net income attributable to Greif, Inc.	$149.8	$11.4	$173.2	$43.7
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$2.51	$0.19	$2.91	$0.74
Class B common stock	$3.77	$0.29	$4.36	$1.10
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$2.51	$0.19	$2.91	$0.74
Class B common stock	$3.77	$0.29	$4.36	$1.10
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.5	26.4	26.5	26.3
Class B common stock	22.0	22.0	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.7	26.4	26.6	26.3
Class B common stock	22.0	22.0	22.0	22.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	April 30, 2021	October 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$110.4	$105.9
Trade accounts receivable	751.1	636.6
Inventories	371.9	293.6
Assets held by special purpose entities	—	50.9
Other current assets	149.3	215.8
	1,382.7	1,302.8
LONG-TERM ASSETS
Goodwill	1,531.2	1,518.4
Intangible assets	683.2	715.3
Operating lease assets	299.7	307.5
Other long-term assets	192.0	140.0
	2,706.1	2,681.2
PROPERTIES, PLANTS AND EQUIPMENT	1,499.1	1,526.9
	$5,587.9	$5,510.9
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$579.6	$450.7
Short-term borrowings	44.7	28.4
Current portion of long-term debt	114.1	123.1
Current portion of operating lease liabilities	52.7	52.3
Current portion of liabilities held by special purpose entities	—	43.3
Other current liabilities	318.8	302.3
	1,109.9	1,000.1
LONG-TERM LIABILITIES
Long-term debt	2,154.6	2,335.5
Operating lease liabilities	249.6	257.7
Other long-term liabilities	624.8	696.9
	3,029.0	3,290.1
REDEEMABLE NONCONTROLLING INTERESTS	19.3	20.0
EQUITY
Total Greif, Inc. equity	1,374.2	1,152.2
Noncontrolling interests	55.5	48.5
	1,429.7	1,200.7
	$5,587.9	$5,510.9

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$154.0	$15.8	$184.9	$51.9
Depreciation, depletion and amortization	58.8	61.2	118.1	122.5
Asset impairments	0.2	1.3	1.5	1.4
Pension settlement charges (income)	0.1	—	8.6	(0.1)
Timberland gains, net	(95.7)	—	(95.7)	—
Other non-cash adjustments to net income	(29.2)	55.4	(13.3)	63.0
Operating working capital changes	8.6	(3.8)	(44.0)	(31.5)
Increase (decrease) in cash from changes in other assets and liabilities	55.5	(30.1)	3.7	(87.9)
Net cash provided by operating activities	152.3	99.8	163.8	119.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants and equipment	(30.3)	(27.9)	(57.7)	(65.4)
Purchases of and investments in timber properties	(1.5)	(1.2)	(2.5)	(2.8)
Proceeds on the sale of timberlands, net	145.1	—	145.1	—
Collections of receivables held in special purpose entities	—	—	50.9	—
Payments for issuance of loans receivable	—	—	(15.0)	—
Proceeds from the sale of properties, plant and equipment and businesses, net	—	83.1	—	84.6
Other	0.8	(3.6)	(2.5)	(3.6)
Net cash provided by investing activities	114.1	50.4	118.3	12.8
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt, net	(227.7)	(120.4)	(187.0)	(61.9)
Dividends paid to Greif, Inc. shareholders	(26.3)	(26.1)	(52.2)	(52.0)
Payments for liabilities held in special purpose entities	—	—	(43.3)	—
Other	(3.4)	(7.7)	(4.9)	(8.5)
Net cash used in financing activities	(257.4)	(154.2)	(287.4)	(122.4)
Effects of exchange rates on cash	—	(14.4)	9.8	(14.6)
Net increase (decrease) in cash and cash equivalents	9.0	(18.4)	4.5	(4.9)
Cash and cash equivalents, beginning of period	101.4	90.8	105.9	77.3
Cash and cash equivalents, end of period	$110.4	$72.4	$110.4	$72.4

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2021	2020	2021	2020
Net sales:
Global Industrial Packaging	$798.0	$670.0	$1,457.3	$1,301.7
Paper Packaging & Services	537.0	481.6	1,017.9	955.3
Land Management	5.6	6.7	11.9	13.7
Total net sales	$1,340.6	$1,158.3	$2,487.1	$2,270.7
Gross profit:
Global Industrial Packaging	$170.1	$143.2	$300.4	$263.3
Paper Packaging & Services	93.9	94.9	173.5	195.0
Land Management	1.9	2.6	4.2	5.0
Total gross profit	$265.9	$240.7	$478.1	$463.3
Operating profit (loss):
Global Industrial Packaging	$76.4	$75.1	$130.4	$119.9
Paper Packaging & Services	27.3	(5.5)	41.6	27.0
Land Management	96.9	2.4	98.6	4.3
Total operating profit	$200.6	$72.0	$270.6	$151.2
EBITDA(9):
Global Industrial Packaging	$95.1	$96.0	$170.9	$159.6
Paper Packaging & Services	64.1	33.5	107.0	106.5
Land Management	97.6	3.3	100.4	6.2
Total EBITDA	$256.8	$132.8	$378.3	$272.3
Adjusted EBITDA(10):
Global Industrial Packaging	$106.2	$99.1	$185.7	$165.7
Paper Packaging & Services	68.3	79.1	124.4	157.0
Land Management	2.1	3.1	5.0	6.0
Total Adjusted EBITDA	$176.6	$181.3	$315.1	$328.7

(9) EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(10) Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges (income), plus incremental COVID-19 costs, net, plus loss (gain) on disposal of properties, plants, equipment and businesses, plus timberland gains, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2021	2020	2021	2020
Net income	$154.0	$15.8	$184.9	$51.9
Plus: Interest expense, net	26.7	29.3	51.9	60.0
Plus: Income tax expense	17.3	26.5	23.4	37.9
Plus: Depreciation, depletion and amortization expense	58.8	61.2	118.1	122.5
EBITDA	$256.8	$132.8	$378.3	$272.3
Net income	$154.0	$15.8	$184.9	$51.9
Plus: Interest expense, net	26.7	29.3	51.9	60.0
Plus: Income tax expense	17.3	26.5	23.4	37.9
Plus: Non-cash pension settlement charges (income)	0.1	—	8.6	(0.1)
Plus: Other expense, net	2.8	1.1	2.8	2.4
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.7)	(1.0)	(0.9)
Operating profit	$200.6	$72.0	$270.6	$151.2
Less: Non-cash pension settlement charges (income)	0.1	—	8.6	(0.1)
Less: Other expense, net	2.8	1.1	2.8	2.4
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.7)	(1.0)	(0.9)
Plus: Depreciation, depletion and amortization expense	58.8	61.2	118.1	122.5
EBITDA	$256.8	$132.8	$378.3	$272.3
Plus: Restructuring charges	12.0	4.4	15.1	7.7
Plus: Acquisition and integration related costs	1.8	4.8	3.8	9.9
Plus: Non-cash asset impairment charges	0.2	1.3	1.5	1.4
Plus: Non-cash pension settlement charges (income)	0.1	—	8.6	(0.1)
Plus: Incremental COVID-19 costs, net (11)	1.2	0.9	1.8	0.9
Plus: Loss on disposal of properties, plants, equipment, and businesses, net	0.2	37.1	1.7	36.6
Plus: Timberland gains, net	(95.7)	—	(95.7)	—
Adjusted EBITDA	$176.6	$181.3	$315.1	$328.7

(11) Incremental COVID-19 costs, net includes costs directly attributable to COVID-19 such as costs incurred for incremental cleaning and sanitation efforts and employee safety measures, offset by economic relief received from foreign governments.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(12)
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2021	2020	2021	2020
Global Industrial Packaging
Operating profit	76.4	75.1	130.4	119.9
Less: Other expense, net	2.8	1.3	2.7	3.8
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.3)	(0.7)	(1.0)	(0.9)
Plus: Depreciation and amortization expense	21.2	21.5	42.2	42.6
EBITDA	$95.1	$96.0	$170.9	$159.6
Plus: Restructuring charges	10.2	2.7	13.0	5.0
Plus: Non-cash asset impairment charges	0.2	1.3	1.5	1.4
Plus: Incremental COVID-19 costs, net	0.5	0.4	0.8	0.4
Plus: Loss (gain) on disposal of properties, plants, equipment and businesses, net	0.2	(1.3)	(0.5)	(0.7)
Adjusted EBITDA	$106.2	$99.1	$185.7	$165.7
Paper Packaging & Services
Operating profit (loss)	27.3	(5.5)	41.6	27.0
Less: Non-cash pension settlement charges (income)	0.1	—	8.6	(0.1)
Less: Other (income) expense, net	—	(0.2)	0.1	(1.4)
Plus: Depreciation and amortization expense	36.9	38.8	74.1	78.0
EBITDA	$64.1	$33.5	$107.0	$106.5
Plus: Restructuring charges	1.7	1.7	2.0	2.7
Plus: Acquisition and integration related costs	1.8	4.8	3.8	9.9
Plus: Non-cash pension settlement charges (income)	0.1	—	8.6	(0.1)
Plus: Incremental COVID-19 costs, net	0.7	0.5	1.0	0.5
Plus: (Gain) loss on disposal of properties, plants, equipment and businesses, net	(0.1)	38.6	2.0	37.5
Adjusted EBITDA	$68.3	$79.1	$124.4	$157.0
Land Management
Operating profit	96.9	2.4	98.6	4.3
Plus: Depreciation, depletion and amortization expense	0.7	0.9	1.8	1.9
EBITDA	$97.6	$3.3	$100.4	$6.2
Plus: Restructuring charges	0.1	—	0.1	—
Plus: Loss (gain) on disposal of properties, plants, equipment and businesses, net	0.1	(0.2)	0.2	(0.2)
Plus: Timberland gains, net	$(95.7)	$—	$(95.7)	$—
Adjusted EBITDA	$2.1	$3.1	$5.0	$6.0
Consolidated EBITDA	$256.8	$132.8	$378.3	$272.3
Consolidated Adjusted EBITDA	$176.6	$181.3	$315.1	$328.7
(12) Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges (income), plus incremental COVID-19 costs, net, plus loss (gain) on disposal of properties, plants, equipment and businesses, plus timberland gains, net. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(13)
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2021	2020	2021	2020
Net cash provided by operating activities	$152.3	$99.8	$163.8	$119.3
Cash paid for purchases of properties, plants and equipment	(30.3)	(27.9)	(57.7)	(65.4)
Free cash flow	$122.0	$71.9	$106.1	$53.9
Cash paid for acquisition and integration related costs	1.8	5.8	3.8	9.9
Cash paid for incremental COVID-19 costs, net	1.3	0.9	1.9	0.9
Cash paid for acquisition and integration related ERP systems	1.6	0.4	3.4	1.0
Adjusted free cash flow	$126.7	$79.0	$115.2	$65.7
(13)Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for acquisition and integration related ERP systems.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended April 30, 2021	$171.0	$17.3	$(0.3)	$4.2	$149.8	$2.51	10.1%
Restructuring charges	12.0	2.8	—	1.3	7.9	0.13
Acquisition and integration related costs	1.8	0.4	—	—	1.4	0.02
Non-cash asset impairment charges	0.2	0.1	—	0.1	—	—
Non-cash pension settlement charges	0.1	—	—	—	0.1	—
Incremental COVID-19 costs, net	1.2	0.4	—	—	0.8	0.01
Loss on disposal of properties, plants, equipment and businesses, net	0.2	0.2	—	—	—	—
Timberland gains, net	(95.7)	(3.0)	—	—	(92.7)	$(1.54)
Excluding Adjustments	$90.8	$18.2	$(0.3)	$5.6	$67.3	$1.13	20.0%

Three months ended April 30, 2020	$41.6	$26.5	$(0.7)	$4.4	$11.4	$0.19	63.7%
Restructuring charges	4.4	1.0	—	—	3.4	0.05
Acquisition and integration related costs	4.8	1.2	—	—	3.6	0.07
Non-cash asset impairment charges	1.3	—	—	—	1.3	0.02
Incremental COVID-19 costs, net	0.9	0.2	—	—	0.7	0.01
Loss on disposal of properties, plants, equipment and businesses, net	37.1	0.5	—	0.5	36.1	0.61
Excluding Adjustments	$90.1	$29.4	$(0.7)	$4.9	$56.5	$0.95	32.6%

Six months ended April 30, 2021	$207.3	$23.4	$(1.0)	$11.7	$173.2	$2.91	11.3%
Restructuring charges	15.1	3.6	—	1.3	10.2	0.17
Acquisition and integration related costs	3.8	0.9	—	—	2.9	0.05
Non-cash asset impairment charges	1.5	0.5	—	0.1	0.9	0.02
Non-cash pension settlement charges	8.6	2.1	—	—	6.5	0.09
Incremental COVID-19 costs, net	1.8	0.5	—	0.1	1.2	0.02
Loss on disposal of properties, plants, equipment and businesses, net	1.7	0.7	—	—	1.0	0.02
Timberland gains, net	(95.7)	(3.0)	—	—	(92.7)	(1.54)
Excluding Adjustments	$144.1	$28.7	$(1.0)	$13.2	$103.2	$1.74	19.9%

Six months ended April 30, 2020	$88.9	$37.9	$(0.9)	$8.2	$43.7	$0.74	42.6%
Restructuring charges	7.7	1.9	—	0.3	5.5	0.09
Acquisition and integration related costs	9.9	2.4	—	—	7.5	0.13
Non-cash asset impairment charges	1.4	—	—	—	1.4	0.02
Non-cash pension settlement income	(0.1)	—	—	—	(0.1)	—
Incremental COVID-19 costs, net	0.9	0.2	—	—	0.7	0.01
Loss on disposal of properties, plants, equipment and businesses, net	36.6	0.4	—	0.5	35.7	0.60
Excluding Adjustments	$145.3	$42.8	$(0.9)	$9.0	$94.4	$1.59	29.5%

The impact of income tax expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
CURRENCY TRANSLATION
UNAUDITED

	Three months ended April 30,
(in millions)	2021	2020	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Consolidated
Net Sales	$1,340.6	$1,158.3	$182.3	15.7%
Currency Translation	(31.4)	N/A
Net Sales Excluding the Impact of Currency Translation	$1,309.2	$1,158.3	$150.9	13.0%
Global Industrial Packaging
Net Sales	$798.0	$670.0	$128.0	19.1%
Currency Translation	(30.6)	N/A
Net Sales Excluding the Impact of Currency Translation	$767.4	$670.0	$97.4	14.5%
Paper Packaging & Services
Net Sales	$537.0	$481.6	$55.4	11.5%
Currency Translation	(0.8)	N/A
Net Sales Excluding the Impact of Currency Translation	$536.2	$481.6	$54.6	11.3%

	Six months ended April 30,
(in millions)	2021	2020	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Consolidated
Net Sales	$2,487.1	$2,270.7	$216.4	9.5%
Currency Translation	(40.2)	N/A
Net Sales Excluding the Impact of Currency Translation	$2,446.9	$2,270.7	$176.2	7.8%
Global Industrial Packaging
Net Sales	$1,457.3	$1,301.7	$155.6	12.0%
Currency Translation	(39.3)	N/A
Net Sales Excluding the Impact of Currency Translation	$1,418.0	$1,301.7	$116.3	8.9%
Paper Packaging & Services
Net Sales	1,017.9	955.3	$62.6	6.6%
Currency Translation	(0.9)	N/A
Net Sales Excluding the Impact of Currency Translation	$1,017.0	$955.3	$61.7	6.5%

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	April 30, 2021	January 31, 2021	April 30, 2020
Total Debt	$2,313.4	$2,539.4	$2,682.3
Cash and cash equivalents	(110.4)	(101.4)	(72.4)
Net Debt	$2,203.0	$2,438.0	$2,609.9

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing Twelve Month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 4/30/2021	Trailing Twelve Months Ended 4/30/2020
Net income	$257.3	$189.2
Plus: Interest expense, net	107.7	126.9
Plus: Debt extinguishment charges	—	0.1
Plus: Income tax expense	48.8	77.1
Plus: Depreciation, depletion and amortization expense	238.1	241.8
EBITDA	$651.9	$635.1
Plus: Restructuring charges	46.1	22.6
Plus: Acquisition and integration related costs	10.9	23.2
Plus: Non-cash asset impairment charges	18.6	7.1
Plus: Non-cash pension settlement charges (income)	9.0	(0.1)
Plus: Incremental COVID-19 costs, net	3.5	0.9
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(15.3)	30.5
Plus: Timberland gains, net	(95.7)	—
Adjusted EBITDA	$629.0	$719.3
Credit Agreement adjustments to EBITDA(14)	34.0	4.4
Credit Agreement EBITDA	$663.0	$723.7

Adjusted Net Debt (in millions)	For the Period Ended 4/30/2021	For the Period Ended 4/30/2020
Total debt	$2,313.4	$2,682.3
Cash and cash equivalents	(110.4)	(72.4)
Net debt	$2,203.0	$2,609.9
Credit Agreement adjustments to debt(15)	(90.9)	2.3
Adjusted net debt	$2,112.1	$2,612.2

Leverage Ratio	3.2x	3.6x

(14)Adjustments to EBITDA are specified by the 2019 Credit Agreement and include certain timberland gains, equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, and other items.

(15)Adjustments to net debt are specified by the 2019 Credit Agreement and include the European accounts receivable program, letters of credit, deferred financing costs, and derivative balances.

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2021 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

	Fiscal 2021 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$405.0	$462.0
Cash paid for purchases of properties, plants and equipment	(137.0)	(158.0)
Free cash flow	$268.0	$304.0
Cash paid for acquisition and integration related costs	7.0	9.0
Cash paid for incremental COVID-19 costs, net	3.0	4.0
Cash paid for acquisition and integration related ERP systems	7.0	8.0
Adjusted free cash flow	$285.0	$325.0

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2021 MODELING ASSUMPTIONS
UNAUDITED

(in millions)	Fiscal 2021 Modeling Assumptions Reported at Q2
Depreciation and amortization expense	$237 - $242
Interest expense, net	$97 - $101
Tax rate excluding the impact of special items	22% - 26%
Adjusted capital expenditures	$130 - $150